As filed with the Securities and Exchange Commission on April 30, 1997

                                                       Registration No. 33-66222
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                         Post-Effective Amendment No. 2
                                       To
                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                       CITICORP MORTGAGE SECURITIES, INC.
                                   (Packager)
                     (Issuer in respect of the Certificates)
             (Exact name of registrant as specified in its charter)

                             -----------------------

                                909 Third Avenue
                            New York, New York 10043
    Delaware                     (212) 559-6727                  13-3408717
(State or other         (Address, including zip code,        (I.R.S. Employer
jurisdiction of        and telephone number, including    Identification Number)
incorporation or          area code,of registrant's
organization)           principal executive offices)

                            ------------------------

                                    CITICORP
                                   (Guarantor)
                       (Issuer in respect of the Guaranty)
             (Exact name of registrant as specified in its charter)

                            ------------------------

                                 399 Park Avenue
                            New York, New York 10043
    Delaware                     (212) 559-1000                  13-2614988
(State or other         (Address, including zip code,        (I.R.S. Employer
jurisdiction of        and telephone number, including    Identification Number)
incorporation or          area code,of registrant's
organization)           principal executive offices)
                            ------------------------


  CITIBANK, FEDERAL                      CITICORP MORTGAGE, INC.                CITIBANK, N.A.
     SAVINGS BANK
                              (Issuers in respect of CitiMortgageCertificates)
                  (Exact names of registrants as specified in their governing instruments)

United States of                                                       United States of
    America          94-0472650        Delaware         13-2999081         America           13-5266470
(State or other                     (State or other                    (State or other
jurisdiction of   (I.R.S. Employer  jurisdiction of  (I.R.S. Employer  jurisdiction of    (I.R.S. Employer
incorporation or   Identification   incorporation or  Identification   incorporation or    Identification
 organization)         Number)       organization)        Number)       organization)          Number)

        One Sansome Street              750 Washington Boulevard               399 Park Avenue
San Francisco, California 94104         Stamford, Connecticut 06091        New York, New York 10043
        (415) 627-6000                      (800) 285-3000                     (212) 559-1000
(Address, including zip code,        (Address, including zip code,       (Address, including zip code,
and telephone number, including      and telephone number, including     and telephone number, including
area code,of registrant's            area code,of registrant's           area code,of registrant's
principal executive offices)         principal executive offices)        principal executive offices)

                               -------------------
                                STEPHEN E. DIETZ
                            ASSOCIATE GENERAL COUNSEL
                                 Citibank, N.A.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 559-3430
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

          If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.|_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                EXPLANATORY NOTE

          Post-Effective Amendment No. 1 to this Registration Statement contained two REMIC Pass-Through Certificate Prospectus relating to public offerings from time to time by Citicorp Mortgage Securities, Inc. of pass-through certificates, one of which includes mortgage loans purchased from CitiMae and its affiliates and one which does not include such mortgage loans, together with certain separate pages of a REMIC Pass-Through Certificates Prospectus (the "MBIA Prospectus") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by MBIA Insurance Corporation and a REMIC Pass-Through Certificate Prospectus (the "FSA Prospectus") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by Financial Security Assurance Inc. Following this Explanatory Note are the alternate pages of the MBIA Prospectus and the FSA Prospectus, revised to reflect incorporation by reference of the 1996 annual financial information of such entities. All other pages of the REMIC Pass-Through Certificates Prospectuses are also to be used for the MBIA Prospectus and the FSA Prospectus.

                                                                [Alternate Page]


          Affiliates of the Issuer may act as agents or underwriters in connection with the sale of a Series of Certificates. Any affiliate of the Issuer so acting will be named, and its affiliation with the Issuer and Citicorp described, in the Prospectus Supplement with respect to such Series.

          The Issuer anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

                                     EXPERTS

          Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits", and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

          The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                                                [Alternate Page]


          Affiliates of the Issuer may act as agents or underwriters in connection with the sale of a Series of Certificates. Any affiliate of the Issuer so acting will be named, and its affiliation with the Issuer and Citicorp described, in the Prospectus Supplement with respect to such Series.

          The Issuer anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

                                     EXPERTS

          Consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1996 have been incorporated herein by reference in reliance upon the report set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1996 financial statements refers to the fact that in 1994 Citicorp adopted Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits", and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

          The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the Certificates other than underwriting discounts and commissions.


SEC filing fee.................................................  $1,250,000
Printing and engraving expenses................................   1,500,000*
Accounting fees and expenses...................................     900,000*
Legal fees and expenses........................................     350,000*
Trustee fees and expenses......................................     350,000*
Rating agency fees.............................................   1,000,000*
Miscellaneous..................................................     150,000*
                                                                 ----------
      Total....................................................  $5,500,000
                                                                 ==========

----

* Estimated.

Item 15.  Indemnification of Directors and Officers.

a. Citicorp Indemnification. Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          The Certificate of Incorporation of Citicorp provides, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, Citicorp
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp, and is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

b. CFSB Indemnification. Under Office of Thrift Supervision (the "OTS"; successor to the Federal Home Loan Bank Board) Regulation ss.545.121, a federal association must indemnify any director or officer against whom any judicial or administrative proceeding is brought or threatened for the amount of any judgment against him and his reasonable costs and expenses (including attorney's fees) either (1) if final judgment on the merits is in his favor or (2) otherwise, if a majority of the disinterested directors determine that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interest of the savings association or its members and the OTS does not object to such indemnification. CFSB has adopted resolutions conforming to such regulation.

c. Citibank Indemnification. Under Interpretive Ruling 7.5217 of the United States Comptroller of the Currency, a national bank may (i) provide in its articles of association for the indemnification of its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of their official duties subject to the limitation that such provision shall not allow the indemnification of bank personnel against expenses, penalties or other payments incurred in an action instituted by the Office of the Comptroller of the Currency which results in a final order assessing civil money penalties or requiring payments to the bank, and (ii) pay premiums for insurance covering such indemnification, except that such insurance shall explicitly exclude coverage for a formal order assessing civil money penalties against bank personnel.

          The Articles of Association of Citibank provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Citibank for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of Citibank or of any firm, corporation, or organization which he served in any such capacity at the request of Citibank. However, no person may be indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to Citibank. Moreover, no person may be indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of Citibank, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of the directors.

d. CMI Indemnification. The Certificate of Incorporation of CMI provides, in effect, that, to the extent and under the circumstances permitted by subsections
(a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, CMI (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of CMI against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of CMI and is or was serving at the request of CMI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

e. Issuer Indemnification. The Issuer's Certificate of Incorporation provides that the Issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Issuer's Certificate of Incorporation also provides that termination of any such action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Issuer's Certificate of Incorporation further provides that the Issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          The Issuer's Certificate of Incorporation provides that any indemnification thereunder (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Issuer) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          The Issuer's Certificate of Incorporation provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the Issuer to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Issuer, or of any corporation a majority of the voting stock of which is owned by the Issuer, or is serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Issuer would have the power or would be required to indemnify him against such liability under the provisions of the Issuer's Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

          The Issuer's Certificate of Incorporation provides that a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitations thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended; and that any repeal or modification of the foregoing provision by the stockholders of the Issuer shall not adversely affect any right or protection of a director of the Issuer existing at the time of such repeal or modification.

f. Insurance. Pursuant to Section 145 of the General Corporation Law of Delaware, OTS Regulation 545.121 and Interpretive Ruling 7.5217 of the United States Comptroller of the Currency, liability insurance is maintained covering directors and principal officers of Citicorp CFSB, CSF, Citibank, CMI and the Issuer.

Item 16.  Exhibits.

1.1   -   Form of Underwriting Agreement (incorporated by reference to Exhibit
          1.1 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-48263)).

4.1   -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates representing interests in fixed-rate mortgage loans backed by Guaranty, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Guaranty (incorporated by reference to Exhibit 4.1 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

4.2   -   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates representing interests in fixed-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.2 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

4.3   -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement and Guaranty (incorporated by reference to Exhibit 4.3 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

4.4   -   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.4 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

4.5   -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates representing interests in adjustable-rate convertible mortgage loans backed by Guaranty, between Citicorp Mortgage Securities Inc., as packager and servicer, and the Trustee, including forms of CitiCertificates, Limited Guaranty, Custodial Agreement, Subservicing Agreement and Power of Attorney (incorporated by Reference to Exhibit 4.13 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.6   -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates having three Senior/Subordinated classes representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Deposit Agreement, Mortgage Note Custodial Agreement, Guaranty and Mortgage Document Custodial Agreement (incorporated by Reference to Exhibit 4.22 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.7   -   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates having three Senior/Subordinated classes representing interests in mortgage loans (incorporated by Reference to Exhibit 4.23 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.8   -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates representing interests in mortgage loans backed by other forms of credit support between Citicorp Mortgage Securities, Inc., as packager and servicer and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement, Deposit Agreement and Letter of Credit (incorporated by Reference to Exhibit
          4.24 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.9   -   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates backed by other forms of credit support representing interests in mortgage loans (incorporated by Reference to Exhibit 4.25 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.10  -   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Mortgage Pool Insurance Policy.*

4.11  -   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy.*

4.12  -   Form of Pooling and Servicing Agreement with respect to shifting interest REMIC Certificates representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement and Custodial Agreement.*

4.13  -   Standard Terms of Pooling and Servicing Agreements with respect to shifting interest REMIC Certificates representing interests in mortgage loans.*

4.14  -   Form of financial guaranty insurance policy issued by MBIA Insurance
          Corporation (incorporated by reference to Exhibit 4.26 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

4.15  -   Form of financial guaranty insurance policy issued by Financial
          Security Assurance Inc.*

5.1   -   Opinion of Stephen E. Dietz, Esq. with respect to the Certificates,
          CitiMortgageCertificates and Guaranties being registered.*

8.1   -   Opinion of Rona Daniels, Esq. with respect to certain tax matters.*

23.1  -   Consent of KPMG Peat Marwick.(incorporated by reference to
          Citicorp's Annual Report and Form 10-K for the fiscal year ended December 31, 1996).

23.2  -   Consents of Stephen E. Dietz, Esq., and Rona Daniels, Esq. are
          contained in their opinions filed herewith as Exhibits 5.1 and 8.1, respectively.*

23.3  -   Consent of Coopers & Lybrand L.L.P. regarding MBIA Insurance
          Corporation.**

23.4  -   Consent of Coopers & Lybrand L.L.P. regarding Financial Security
          Assurance Inc.**

24.1  -   Powers of Attorney of Messrs. Reed, Calloway, Collins, Derr, Rhodes,
          Ruding, Shrontz, Thomas and Woolard and Ms. Ridgway as Directors and/or officers of Citicorp and/or Citibank.*

----------

*     Previously filed

**    Filed herewith

Item 17.  Undertakings.

          (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Citicorp's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Citicorp Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 30, 1997.


                                       CITICORP MORTGAGE SECURITIES, INC.


                                       By: /s/ Andrew E. La Barbera
                                          ----------------------------
                                               Andrew E. La Barbera
                                               President



            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on April 30, 1997 by the following persons in the capacities indicated.

            Each person whose signature appears below hereby constitutes and appoints each of Andrew E. LaBarbera and John H. Outland, jointly and severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all post-effective amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                   Signature                              Capacity
                   ---------                              --------


           /s/ Andrew E. La Barbera                       President
           ------------------------                    and a Director
            (Andrew E. La Barbera)                  (Principal Executive
                                                          Officer)


              /s/ John H. Outland                 Senior Vice President and
           ------------------------                Chief Financial Officer
               (John H. Outland)              (Principal Financial Officer and
                                                Principal Accounting Officer)

               /s/ John T. Davis                          Director
           ------------------------
                (John T. Davis)


           ------------------------                       Director
               (James Levites)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Citicorp Mortgage, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on April 30, 1997.


                                       CITICORP MORTGAGE, INC.


                                       By:  /s/ Carl E. Levinson
                                          -------------------------
                                                Carl E. Levinson
                                                Chairman of the Board


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on April 30, 1997 by the following persons in the capacities indicated.

            Each person whose signature appears below hereby constitutes and appoints each of Andrew E. LaBarbera and John H. Outland, jointly and severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all post-effective amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.


                   Signature                           Capacity
                   ---------                           --------


             /s/ Carl E. Levinson                Chairman of the Board
            -----------------------                 and a Director
              (Carl E. Levinson)                 (Principal Executive
                                                       Officer)


              /s/ Michael A. Shaw                      Director
            -----------------------
               (Michael A. Shaw)


            /s/ Pamela P. Flaherty                     Director
            -----------------------
             (Pamela P. Flaherty)

             /s/ Russell A. Schaub       Treasurer and Chief Financial Officer
            -----------------------        (Principal Financial Officer and
              (Russell A. Schaub)            Principal Accounting Officer)


           /s/ Richard G. Thornberry                   Director
           -------------------------
            (Richard G. Thornberry)

             /s/ Franklin Burnside                     Director
            -----------------------
              (Franklin Burnside)

             /s/ Jean-Paul Votron                      Director
            -----------------------
              (Jean-Paul Votron)

              /s/ Edward T. Walsh                      Director
            -----------------------
               (Edward T. Walsh)

             /s/ Willy P. Socquet                      Director
            -----------------------
              (Willy P. Socquet)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 30, 1997.


                                       CITICORP


                                       By:  /s/ Gregory C. Ehlke
                                          -------------------------
                                                Gregory C. Ehlke
                                                Vice President


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on April 30, 1997 by the following persons in the capacities indicated.


                   Signature                            Capacity
                   ---------                            --------


                       *                          Chairman and Director
             --------------------             (Principal Executive Officer)
                (John S. Reed)


             /s/ Victor J. Menezes              Executive Vice President
             ---------------------              (Chief Financial Officer)
              (Victor J. Menezes)


              /s/ Thomas E. Jones               Executive Vice President
             --------------------            (Principal Financial Officer)(a)
               (Thomas E. Jones)


                       *                                Director
             --------------------
              (D. Wayne Calloway)


(a) Primary responsibility for financial control, tax accounting and reporting.

                       *                                Director
             --------------------
               (Paul J. Collins)


                       *                                Director
             --------------------
               (Kenneth T. Derr)


                                                        Director
             --------------------
               (John M. Deutch)


                                                        Director
             --------------------
                (Reuben Mark)


                                                        Director
             --------------------
             (Richard D. Parsons)


                       *                                Director
             --------------------
              (William R. Rhodes)


                       *                                Director
             --------------------
             (Rozanne L. Ridgway)


                       *                                Director
             --------------------
               (H. Onno Ruding)


                                                        Director
             --------------------
             (Robert B. Shapiro)


                       *                                Director
             --------------------
              (Frank A. Shrontz)


                       *                                Director
             --------------------
             (Franklin A. Thomas)

                       *                                Director
            -----------------------
            (Edgar S. Woolard, Jr.)


----------
* GREGORY C. EHLKE, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.


                                       /s/ Gregory C. Ehlke
                                       -----------------------
                                           Gregory C. Ehlke
                                           Attorney-in-Fact

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Citibank, N.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 30, 1997.


                                       CITIBANK, N.A.


                                       By: /s/ Gregory C. Ehlke
                                          ------------------------
                                               Gregory C. Ehlke
                                               Vice President


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on April 30, 1997 by the following persons in the capacities indicated.


                   Signature                            Capacity
                   ---------                            --------


                       *                          Chairman and Director
             --------------------             (Principal Executive Officer)
                (John S. Reed)


             /s/ Victor J. Menezes              Executive Vice President
             ---------------------              (Chief Financial Officer)
              (Victor J. Menezes)


              /s/ Thomas E. Jones               Executive Vice President
             --------------------            (Principal Financial Officer)(a)
               (Thomas E. Jones)


                       *                                Director
             --------------------
              (D. Wayne Calloway)


                       *                                Director
             --------------------
               (Paul J. Collins)


(a) Primary responsibility for financial control, tax accounting and reporting.

                                                        Director
             --------------------
               (John M. Deutch)


                                                        Director
             --------------------
                (Reuben Mark)


                                                        Director
             --------------------
             (Richard D. Parsons)


                       *                                Director
             --------------------
              (William R. Rhodes)


                       *                                Director
             --------------------
             (Rozanne L. Ridgway)


                                                        Director
             --------------------
             (Robert B. Shapiro)


                       *                                Director
             --------------------
              (Frank A. Shrontz)


                       *                                Director
             --------------------
             (Franklin A. Thomas)


----------
* GREGORY C. EHLKE, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.


                                       /s/ Gregory C. Ehlke
                                       -----------------------
                                           Gregory C. Ehlke
                                           Attorney-in-Fact

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, Citibank, Federal Savings Bank certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on April 30, 1997.


                                       CITIBANK, FEDERAL SAVINGS BANK


                                       By:  /s/ Jean-Paul Votron
                                          -------------------------
                                                Jean-Paul Votron
                                                Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on April 30, 1997 by the following persons in the capacities indicated.

            Each person whose signature appears below hereby constitutes and appoints each of Andrew E. LaBarbera and John H. Outland, jointly and severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all post-effective amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.


             Signature                                 Capacity
             ---------                                 --------


       /s/ Jean-Paul Votron             Chief Executive Officer and a Director
      -----------------------                    (Principal Executive
        (Jean-Paul Votron)                             Officer)


         /s/ Donald Bender                             Director
      -----------------------
          (Donald Bender)


      /s/ John J. Botcheller                           Director
      -----------------------
       (John J. Botcheller)


        /s/ Thomas L. Dahl                             Director
      -----------------------
         (Thomas L. Dahl)

      -----------------------                           Director
      (Russell R. Greenfield)


         /s/ Robert R. Hunt                             Director
      -----------------------
          (Robert R. Hunt)


        /s/ Jerry W. Johnson                            Director
      -----------------------
         (Jerry W. Johnson)


        /s/ Carl E. Levinson                            Director
      -----------------------
         (Carl E. Levinson)


        /s/ Carlos Palomares                            Director
      -----------------------
         (Carlos Palomares)


          /s/ Thomas Tolda               Chief Financial Officer and a Director
      -----------------------                     (Principal Financial
           (Thomas Tolda)                         Officer and Principal
                                                   Accounting Officer)